UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________________

SCHEDULE 14A
(Rule 14a-101)

______________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

Ondas Holdings Inc.
(Name of Registrant as Specified in its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ondas Holdings Inc.
One Marina Park Drive, Suite 1410
Boston, Massachusetts 02210

April 21, 2025

Dear Fellow Ondas Stockholder:

We are pleased to invite you to join us at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings Inc. (“Ondas” or the “Company”) to be held on Monday, May 12, 2025 at 10:00 a.m. Eastern Time, at One Marina Park Drive, Suite 1410, Boston, MA 02210.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. Whether you own a few or many shares of Ondas stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees; FOR the ratification of the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2025; FOR the advisory approval of the Company’s executive compensation; FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock; and FOR the approval of an amendment to the Ondas Holdings Inc. 2021 Stock Incentive Plan, as amended (the “2021 Plan”), to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Sincerely,

Eric A. Brock
Chairman, Chief Executive Officer and President
Ondas Holdings Inc.

Ondas Holdings Inc.
One Marina Park Drive, Suite 1410
Boston, Massachusetts 02210

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Ondas Holdings Inc.:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings Inc. will be held on Monday, May 12, 2025 at 10:00 a.m. Eastern Time, at One Marina Park Drive, Suite 1410, Boston, MA 02210. The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect six directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified;

2.      Auditor Ratification Proposal — a proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2025;

3.      Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation;

4.      Charter Amendment Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 400,000,000;

5.      Incentive Plan Proposal — a proposal to approve an amendment to the 2021 Stock Incentive Plan, as amended (the “2021 Plan”), to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan; and

6.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on April 10, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of Ondas Holdings Inc. common stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

Neil Laird
Interim Chief Financial Officer,
Treasurer, and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2025

The accompanying proxy statement and the most recent Annual Report on Form 10-K are available at https://web.viewproxy.com/OndasHoldings/2025.

PROXY STATEMENT

i

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Ondas Holdings Inc. (“Ondas” or the “Company,” or “we,” “us,” and “our”) for use at our 2025 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held on Monday, May 12, 2025 at 10:00 a.m. Eastern Time, at One Marina Park Drive, Suite 1410, Boston, MA 02210. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Preston Grimes at (888) 350-9994.

The close of business on April 10, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of shares of Ondas common stock, par value of $0.0001 per share (“Common Stock”), on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 127,724,799 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about April 21, 2025.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2025 Annual Meeting?

Our 2025 Annual Meeting will be held to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

2.      Auditor Ratification Proposal — a proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2024;

3.      Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation;

4.      Charter Amendment Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000;

5.      Incentive Plan Proposal — a proposal to approve an amendment to the 2021 Stock Incentive Plan, as amended (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan; and

6.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Ondas stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of Ondas stockholders?

Each stockholder of Common Stock is entitled to one vote per share on each of the six director nominees and one vote per share on each other matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The holders of a majority of the shares of stock, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the Annual Meeting. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet or telephone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Nevada law, we also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under applicable exchange rules, the Director Election Proposal, Say on Pay Proposal, Charter Amendment Proposal and Incentive Plan Proposal, are non-routine proposals, and as such a broker does not have the discretion to vote on such proposals if such broker has not received instructions from the beneficial owner of the shares represented. The Auditor Ratification Proposal is a routine proposal, and as such a broker does have discretion to vote on the Auditor Ratification Proposal.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares for the Director Election Proposal, Say on Pay Proposal, Charter Amendment Proposal and Incentive Plan Proposal and your shares will not be voted, and will be considered “broker non-votes,” with respect to these proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

Ondas stockholders of record on April 10, 2025 may submit their proxies as follows:

•        Through the Internet, by visiting the website established for that purpose at www.FCRvote.com/ONDS by 11:59 p.m. Eastern Time on May 11, 2025 and following the instructions;

•        By telephone, by calling the toll-free number 1 (866) 402-3905 in the United States, Canada, or Puerto Rico on a touch-tone phone by 11:59 p.m. Eastern Time on May 11, 2025 and following the recorded instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

To vote in person:

•        If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet, by telephone, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

The vote required to elect our six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting. A withhold vote and broker non-votes will have no effect on the outcome of the vote for the Director Election Proposal.

Proposal 2 — Auditor Ratification Proposal.

The vote required to approve the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the outcome of the vote for the Auditor Ratification Proposal.

Proposal 3 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Say on Pay Proposal.

Proposal 4 — Charter Amendment Proposal.

The vote required to approve the Charter Amendment Proposal is a majority in voting power of the issued and outstanding Common Stock as of the Record Date. Abstentions and broker non-votes will have the effect of a vote against the Charter Amendment Proposal.

Proposal 5 — Incentive Plan Proposal.

The vote required to approve the Incentive Plan Amendment Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Incentive Plan Amendment Proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal;

•        FOR Proposal 2: the Auditor Ratification Proposal;

•        FOR Proposal 3: the Say on Pay Proposal;

•        FOR Proposal 4: the Charter Amendment Proposal; and

•        FOR Proposal 5: the Incentive Plan Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Ondas has engaged Alliance Advisors, LLC to assist it in the distribution and solicitation of proxies at a fee of $16,000, plus expenses. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record by them.

Whom should I call with questions?

If you have additional questions about the Annual Meeting, you should contact:

Ondas Holdings Inc.
One Marina Park Drive, Suite 1410
Boston, Massachusetts 02210
Attention: Investor Relations
Phone Number: (888) 350-9994
E-mail Address: inquiries@ondas.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Phone Number: (855) 325-6668 (Toll Free in U.S.)
Email: ONDS@allianceadvisors.com
Website: www.allianceadvisors.com

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of six members. All of the director nominees listed below were elected by our stockholders at our 2024 Annual Meeting of Stockholders, except that on January 6, 2025, upon the recommendation of the executive chairman and the Nominating and Corporate Governance Committee, the Board appointed Ron Stern as a director of the Company, effective January 7, 2025. Upon the recommendation of our Nominating and Corporate Governance Committee (the “N&CG Committee”), our Board has nominated the six persons listed below to stand for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of Ondas.

Directors

Below are the names of and certain information regarding our directors:

Name	Age	Position
Eric A. Brock	54	Chairman, President and Chief Executive Officer
Richard M. Cohen	74	Director
Joseph Popolo	58	Director
Randall P. Seidl	61	Director
Jaspreet Sood	52	Director
Ron Stern	52	Director

Eric A. Brock — Chairman of the Board, President and Chief Executive Officer

Mr. Brock has been the Chairman of the Board and Chief Executive Officer since 2018 and our President since June 9, 2023. Mr. Brock also serves as Chairman of the Board of Ondas Networks Inc. since September 28, 2018, Chairman of the Board and President of Ondas Autonomous Systems Inc. (“OAS”), since December 7, 2023, Chairman of the Board of American Robotics, Inc. since August 5, 2021, Secretary of American Robotics, Inc. since November 9, 2023, and Chairman of the Board of Airobotics Ltd. since January 23, 2023. Mr. Brock served as Chief Executive Officer of American Robotics, Inc. from June 9, 2023 to October 11, 2023 and as Chief Executive Officer of Ondas Networks Inc. from September 28, 2018 to January 20, 2025. Mr. Brock is an entrepreneur with over 20 years of global banking and investing experience. He served as a founding Partner and Portfolio Manager with Clough Capital Partners, a Boston-based investment firm, from 2000 to 2017. Prior to Clough, Mr. Brock was an investment banker at Bear, Stearns & Co. and an accountant at Ernst & Young, LLP. Mr. Brock holds an MBA from the University of Chicago and a BS from Boston College. Our Board believes that Mr. Brock’s experience in the public markets makes him well qualified to serve on our Board.

Non-Management Directors

Richard M. Cohen — Director

Mr. Cohen was appointed as one of our directors on September 28, 2018. Previously, he had served as a member of the Board of Ondas Networks Inc. from April 2016 to September 2018. He has been the President of Richard M Cohen Consultants since 1995, a company providing financial consulting services to both public and private companies. He has served as a director of Great Elm Capital Corp. (NASDAQ: GECC) since March 2022, Direct Digital Holdings, Inc. (NASDAQ: DRCT) since November 2021, and Smart For Life, Inc. (NASDAQ: SMFL) from February 2022 to October 2022. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of Directors of CorMedix Inc. (NYSE: CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a BS with honors from the University of Pennsylvania (Wharton), an MBA from Stanford University and a CPA (inactive) from New York State. He is considered an expert to Chair the Audit Committee of a publicly traded company. We believe that Mr. Cohen’s educational background and financial experience supporting publicly traded companies including as a CEO and Board member of a public traded company on the New York Stock Exchange makes him well qualified to serve on our Board.

Joseph Popolo — Director

Mr. Popolo was appointed as one of our directors on March 27, 2024. Mr. Popolo serves as the CEO of Charles & Potomac Capital, LLC, a private investment firm he founded in 2014 to focus on investments in technology, healthcare, media, energy, and real estate. From 1997 to 2019, Mr. Popolo helped transform the Freeman Company (“Freeman”) into the world’s leading live event and brand experience company. As its President for eight years and CEO for 11 years, he and his team transformed Freeman and tripled it in size to $3 billion in revenue, expanding Freeman into new services and geographic markets, while leading 7,500 employees in 25 cities on four continents. Responsible for over $1.5 billion in M&A activity over his career, in 2019, Mr. Popolo led the team that marketed and sold Freeman’s Encore Event Technology subsidiary to Blackstone, creating the world’s largest-venue-based audio-visual company. Currently, Mr. Popolo is Chairman of the board of Pinnacle Live, LLC and a board member of Ondas Networks, and sits on the advisory boards of the Jordan Edmiston Group Inc., Samesurf Inc., and Advisory Research Inc. Mr. Popolo graduated from Boston College with a BS in Finance and from the University of Chicago Booth School of Business with an MBA in Finance and Economics, subsequently receiving a Dean’s Award of Distinction from the Booth School of Business in 1997. Mr. Popolo graduated from Boston College with a BS in Finance and from the University of Chicago Booth School of Business with an MBA in Finance and Economics, subsequently receiving a Dean’s Award of Distinction from the Booth School of Business in 1997. Mr. Popolo is active with other charitable and philanthropic organizations. We believe Mr. Popolo’s experience in senior leadership positions at companies and his board experience makes him well-qualified to serve on our board of directors.

Randall P. Seidl — Director

Mr. Seidl was appointed as one of our directors on November 16, 2020. Mr. Seidl has served as Chief Executive Officer and a director of Rainwater Technologies (NASDAQ: RAIN) since January 2, 2025. In 2020, Mr. Seidl founded and continues to serve as Chairman of Sales Community, a sales social network with a mission to add value to technology sales professionals. In 2016, he founded and continues to serve as Chairman of Top Talent Recruiting, a boutique contingency-based recruiting business. In 2013, he founded and continues to serve as Chairman of Revenue Acceleration to help tech companies accelerate revenue growth. From 2009 to 2013, Mr. Seidl served as Sr. Vice President/General Manager of Hewlett Packard’s Americas and U.S. Enterprise Group. From 2006 to 2009, he served as Sr. Vice President/General Manager of Sun Microsystems’ North America business and as Vice President/General Manager for Financial Services. From 2004 to 2006, he served as Vice President/General Manager of East Region at StorageTek. From 2003 to 2004, he served as Chief Executive Officer and director at Permabit, from 2000 to 2003 was co-founder and Executive Vice President of GiantLoop, and from 1996 to 1999 was Chairman and Chief Executive Officer of Workgroup Solutions. He began his career at EMC Corporation, employee #33, holding various domestic and international positions including Vice President of Open Systems Sales for North America from 1985 to 1996. Since 2015, Mr. Seidl has served as director of Data Dynamics, a leader in enterprise data management, and since 2016 a director of ISG, the leader in claim and litigation support services for insurance and legal communities. He previously served as director of Datawatch Corporation (2015-2018, Nasdaq: DWCH, acquired by Altair). He continues to serve on the advisory boards and consults with ZoomInfo, AuctusIQ, TitanX, Sandler, and others. Mr. Seidl is a graduate of Boston College’s Carroll School of Management. Mr. Seidl serves as a Trustee Associated on Boston College’s Board of Trustees and the Board of Trustees of St. Sebastian’s School. He is also a member of CEO (Chief Executives Organization) and YPO (Young Presidents’ Organization) and is active with other charities. We believe Mr. Seidl’s experience in senior leadership positions at private/public technology companies and his private/public board experience makes him well-qualified to serve on our board of directors.

Jaspreet (Jas) Sood — Director

Ms. Sood was appointed as one of our directors on January 19, 2021. Ms. Sood is a seasoned executive who has strategic expertise in the areas of sales, product management, P&L management, operational transformation and go to market strategies. Since August 2021, Ms. Sood serves as Senior Vice President of Sales — US Enterprise for Palo Alto Networks (NYSE: PANW). Prior to joining Palo Alto Networks, Ms. Sood held a variety of executive level positions with Hewlett Packard Enterprise (NYSE: HPE) and its predecessor companies in the areas of business operations, strategy, product management, and finance. Ms. Sood was employed by Hewlett Packard Enterprise and its predecessor companies for twenty-five years. Ms. Sood holds an MBA with an emphasis in Technology Management from Pepperdine University and a bachelor’s degree in Economics from the University of California, Irvine. In 2018, 2019, 2020, and 2021, she was honored as a “CRN Power 100 Woman of the Channel” and sales executive of the year in 2023. Ms. Sood is routinely featured as a guest speaker at various technology industry events. We believe Ms. Sood’s business experience makes her well qualified to serve on our Board.

Ron Stern — Director

Mr. Stern was appointed as one of our directors and a director of Airobotics Ltd., an indirect subsidiary of the Company, on January 6, 2025. Mr. Stern has over 20 years of leadership experience in supporting organic and inorganic growth of emerging technology companies, including IPO’s M&A’s and Exits. From April 2017 and until March 2025, Mr. Stern served as a General Partner and as the head of Portfolio Management of OurCrowd, with responsibility for OurCrowd’s global portfolio of over 250 active companies, including over 100 board and board observer nominations and led or participated in over 400 financing rounds for start-up and growth companies. During his tenure at OurCrowd, Mr. Stern was appointed to the board of directors of Airobotics Ltd. in November 2019 and later became Chairman of Airobotics Ltd in January 2021. In this capacity Mr. Stern led the initial public offering of Airobotics Ltd. on the Tel Aviv Stock Exchange, ultimately leading to the sale of Airobotics Ltd. to Ondas in January 2023. From February 2015 to April 2017, Mr. Stern served as Chief Financial Officer and Finance Director of Adgorithms, an AI marketing company, which Mr. Stern helped take public on the London Stock Exchange, raising over $40 million to the company and its shareholders. From January 2010 to December 2014, Mr. Stern served as a scout and Senior International Advisor to a number of leading U.S. venture capital firms and US based family offices. From September 2002 to December 2009, Mr. Stern was a partner with Shamrock Holdings where he built the Israeli investing team and facilitated four initial public offerings of Shamrock’s portfolio companies. Mr. Stern currently serves as Chairman of Blue Green Water Technologies. Mr. Stern graduated from The Hebrew University of Jerusalem with a degree in Economics and from Columbia Business School with an MBA in Finance and Entrepreneurship. We believe Mr. Stern’s experience in senior leadership positions at companies and his board experience makes him well-qualified to serve on our board of directors.

Board Matrix

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies:

(As of April 10, 2025)
	Eric Brock	Richard Cohen	Joseph Popolo	Randall Seidl	Jaspreet Sood	Ron Stern
Skills and Experience
Executive Leadership	•	•	•	•	•	•
Industry Experience	•					•
Financial and Accounting	•	•	•	•	•
Strategy and Innovation	•	•	•	•	•	•
Cybersecurity					•
Risk Management	•	•	•	•	•
Law
Tenure and Independence
Tenure (years)	7	7	1	4	4	0
Independence		•	•	•	•

Vote Required and Board Recommendation

The vote required to elect our six directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified, is a plurality of the votes cast. The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Board of Directors

The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of six members. The Board has not appointed a lead independent director; instead, the presiding director for each executive session is rotated among the Chairs of the committees of our Board.

The Board held six (6) meetings and took 15 actions by unanimous written consent during the year ended December 31, 2024. In 2024, each person serving as a director, except Ms. Sood, attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All of our directors then serving attended the 2023 Annual Meeting of Stockholders.

Committees of the Board

Audit Committee

The audit committee of the Board (the “Audit Committee”) reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our Audit Committee consists of three directors, Messrs. Cohen and Seidl and Ms. Sood, and our Board has determined that each of them is independent within the meaning of the listing requirements of The Nasdaq Stock Market (“Nasdaq”) and the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Mr. Cohen is the chairman of the Audit Committee, and our Board has determined that Mr. Cohen is an “audit committee financial expert” as defined by SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act, Nasdaq listing requirements and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and to comply with the future requirements to the extent that they become applicable to our Audit Committee. The principal duties and responsibilities of our Audit Committee include:

•        overseeing the accounting and financial reporting processes of the Company, internal systems of control of the Company and audits of the Company’s consolidated financial statements;

•        overseeing the Company’s relationship with its independent auditors, including appointing or changing the Company’s auditors and ensuring their independence;

•        providing oversight regarding significant financial matters, including the Company’s tax planning, treasury policies, dividends and share issuance and repurchases;

•        overseeing the Code of Conduct; and

•        reviewing and approving all transactions with related persons for potential conflict of interest situations on an ongoing basis.

The Audit Committee held five (5) meetings and took six (6) actions by unanimous written consent during the year ended December 31, 2024.

Compensation Committee

The compensation committee of the Board (the “Compensation Committee”) reviews and determines the compensation of all our executive officers. Our Compensation Committee consists of three directors, Messrs. Cohen and Seidl and Ms. Sood, each of whom is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act and independent within the meaning of the listing requirements of Nasdaq. Mr. Seidl is the chairman of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable listing requirements of Nasdaq and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. The principal duties and responsibilities of our Compensation Committee include:

•        establishing, overseeing and administering the Company’s employee compensation policies and programs;

•        reviewing and approving compensation and incentive programs and awards for the Company’s CEO, all other executive officers of the Company and the non-employee members of the Company’s Board; and

•        administering the Company’s equity compensation plans.

The Compensation Committee held no meetings and took three (3) actions by unanimous written consent during the year ended December 31, 2024.

Nominating and Corporate Governance Committee

The N&CG Committee consists of three independent directors, Messrs. Cohen and Seidl, and Ms. Sood. Mr. Cohen is the chairman of the N&CG Committee. Our Board has determined that the composition of our N&CG Committee satisfies the applicable independence requirements under, and the functioning of our N&CG Committee complies with the applicable listing requirements of Nasdaq and SEC rules and regulations. We will continue to evaluate and will comply with all future requirements applicable to our N&CG Committee. The N&CG Committee’s responsibilities include:

•        assisting the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•        recommending for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board;

•        developing, updating and recommending to the Board the governance principles applicable to the Company;

•        overseeing the evaluation of the Board and management;

•        recommending to the Board the directors who will serve on each committee of the Board; and

•        addressing any related matters required by the federal securities laws.

The N&CG Committee held one (1) meeting and took one (1) action by unanimous written consent during the year ended December 31, 2024.

Code of Business Conduct and Ethics and Committee Charters

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Audit Committee is responsible for overseeing the Code of Conduct and our Board must approve any waivers of the Code of Conduct for employees, executive officers and directors. All of our directors, executive officers and employees are required to certify in writing their understanding of and intent to comply with the Code of Conduct.

Our Board adopted charters for the Audit Committee, Compensation Committee, and N&CG Committee of the Board describing the authority and responsibilities delegated to each committee.

We post on our website www.ondas.com the charters of each of our Board committees and our Code of Conduct, and all disclosures that are required by law concerning any amendments or waivers thereto applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions; and any other corporate governance materials contemplated by the Nasdaq listing requirements and SEC regulations. These documents are also available in print, without charge, to any stockholder requesting a copy in writing from our Secretary at our executive offices set forth in this proxy statement.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other disposition of our securities and is applicable to our directors, officers, employees, and other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by Eric Brock. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director; instead, the presiding director for each executive session is rotated among the Chairs of the committees of our Board. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

A majority of our Board is independent under the rules of Nasdaq. Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board has determined that Messrs. Cohen, Popolo, and Seidl and Ms. Sood are “independent directors” as defined under the rules of Nasdaq.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Ondas Holdings Inc., One Marina Park Drive, Suite 1410, Boston, Massachusetts 02210.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Ondas Holdings Inc. Board of Directors, Attn: Secretary, One Marina Park Drive, Suite 1410, Boston, Massachusetts 02210.

Stockholder Proposals for Next Year’s Annual Meeting

To be eligible to present a proposal or nomination at the 2026 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Bylaws and not earlier than January 12, 2026 nor later than February 11, 2026. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2026 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received at the address below no later than December 22, 2025. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than, March 13, 2026. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Ondas Holdings Inc., One Marina Park Drive, Suite 1410, Boston, Massachusetts 02210.

Stockholder Director Nominations

The N&CG Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons.

To recommend a director candidate for consideration by our N&CG Committee, a stockholder must submit the recommendation in writing to our Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

The following table provides the compensation earned by our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric A. Brock(1)	2024	$200,000	$—	$—		$—	$—	$—	$19,288	$219,288
(CEO)	2023	$200,000	$—	$—		$—	$—	$—	$22,318	$222,318
Neil Laird(2) (Interim CFO, Treasurer and Secretary)	2024	$—	$—	$15,578	(3)	$—	$—	$—	$253,333	$268,911
Yishay Curelaru(4)	2024	$117,604	$60,819	$—		$58,300	$—	$—	$84,150	$320,873
(Former CFO, Treasurer and Secretary)	2023	$171,181	$55,025	$—		$288,750	$—	$—	$72,113	$587,069

____________

(1)      Mr. Brock’s All Other Compensation for 2024 and 2023 includes health insurance premiums paid on Mr. Brock’s behalf.

(2)      Mr. Laird was appointed as Interim Chief Financial Officer, Treasurer and Secretary of the Company on June 21, 2024, pursuant to the Services Agreement (as defined below) with AM Consulting. All Other Compensation for 2024 includes consulting fees incurred for Mr. Laird’s services from June 21, 2024 through December 31, 2024.

(3)      Pursuant to the Services Agreement, Mr. Laird was issued warrants to purchase shares of Common Sock pursuant to the Ondas Holdings Inc. 2018 Incentive Stock Plan (the “2018 Plan”). The warrants vest in four equal quarterly installments with the first vesting date commenced on September 21, 2024.

(4)      Mr. Curelaru served as Chief Financial Officer, Treasurer and Secretary of the Company from September 19, 2023 to June 21, 2024. Mr. Curelaru continues to serve as Chief Financial Officer of the Company’s subsidiary, Airobotics Ltd. All Other Compensation for 2024 includes (i) post-employment benefits paid to various social benefit funds on Mr. Curelaru’s behalf totaling $54,564, including payments for social security of $11,099, pension of 12,652, severance of 16,214 and education fund of $14,598, (ii) a car allowance of $28,796, and (iii) recreational payments of $791. All Other Compensation for 2023 includes post-employment benefits paid on Mr. Curelaru’s behalf totaling $42,727 and other fringe benefits totaling $29,386.

Policies and Practices Related to the Grant of Certain Equity Awards.

We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. While we do not have a formal policy with respect to the timing of awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs, historically, including during fiscal 2024, our Compensation Committee has not granted such awards. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times.

Outstanding Equity Awards at Fiscal Year End

The following table provides the outstanding equity awards for our principal executive officer and other executive officers as of the year ended December 31, 2024 and 2023.

	Option Awards							Stock Awards
Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(1) (#)
Eric A. Brock(2)	—	—	—		—	—	—	—		—
(CEO)
Neil Laird	06/21/2024	—	—		—	—	—	22,727	(3)	$7,789
(Interim CFO, Treasurer and Secretary)
Yishay Curelaru	09/13/2021	17,614	—		—	$0.44	09/13/2031	—		—
(Former CFO, Treasurer and Secretary)	09/13/2021	20,958	4,837	(4)	—	$22.00	09/13/2031
	09/13/2021	41,917	9,674	(5)	—	$11.00	09/13/2031
	03/16/2023	164,062	210,938	(6)		$1.46	03/16/2033
	04/08/2024	—	100,000	(7)		$1.07	04/08/2034

____________

(1)      Market value is calculated by multiplying the closing market price of the Company’s Common Stock at the end of the last completed fiscal year by the number of shares or units of stock.

(2)      As of December 31, 2024, Mr. Brock had no outstanding equity awards.

(3)      Mr. Laird was issued a warrant to purchase 45,455 shares of Common Stock on June 21, 2024. The warrant vests in four equal quarterly installments with the first vesting date commenced on September 21, 2024 and has an exercise price of $0.66. The amount reflected in this table represents the unvested portion of the warrant as of December 31, 2024. Mr. Laird has not exercised the vested portion of the warrant as of December 31, 2024.

(4)      The stock option vests in sixteen equal quarterly installments with the first vesting date commenced on December 13, 2021.

(5)      The stock option vests in sixteen equal quarterly installments with the first vesting date commenced on December 13, 2021.

(6)      The stock option vests (i) 25% on March 16, 2024 and (ii) the remaining 75% in thirty-six equal monthly installments thereafter.

(7)      The stock option vests (i) 25% on April 8, 2024 and (ii) the remaining 75% in thirty-six equal monthly installments thereafter.

Employment Agreements with Executive Officers

Eric Brock

Eric Brock serves as our Chief Executive Officer pursuant to an employment agreement entered into on September 28, 2018 (the “Brock Agreement”). The Brock Agreement provides for a continuous term and may be terminated by either party at any time. Pursuant to the Brock agreement, Mr. Brock will receive an initial salary of $200,000 per annum, subject to annual review by our Board. Mr. Brock is eligible to participate in benefit plans generally available to our employees. During 2020, in response to COVID-19 employee furloughs, Mr. Brock accepted a pay reduction of 90% for the period from March 21 to May 19, 2020 and a 35% pay reduction from May 20 to December 15, 2020. Mr. Brock’s salary was returned to 100% effective December 16, 2020.

As part of the terms of the Brock Agreement, Mr. Brock entered into an Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Brock agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of 12 months following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of employment.

Mr. Brock is entitled to severance compensation from the Company if his employment is terminated (i) without cause or (ii) due to “constructive termination” or (iii) due to disability, with these causes of termination being defined in the Brock Agreement. The severance compensation would consist of (i) accrued and vested benefits, and (ii) continued payment of the executive base salary and benefits as follows: (i) for a period of six (6) months following Mr. Brock’s separation.

Neil Laird

Neil Laird serves as our Interim Chief Financial Officer, Treasurer and Secretary pursuant to an services agreement with AM Consulting entered into on June 21, 2024 (“Services Agreement”). Pursuant to the Services Agreement which AM Consulting agreed to provide the Company consulting services as set forth in a statement of work (“Statement of Work”). Pursuant to the Statement of Work, AM Consulting shall provide staff resources to perform chief financial officer services for (i) $40,000 per month and (ii) warrants to purchase 90,910 shares of Common Stock, at an exercise price of $0.66, pursuant to the 2018 Plan, including a warrant to purchase 45,455 shares of Common Stock to Mr. Laird.

Yishay Curelaru

Yishay Curelaru served as our Chief Financial Officer, Treasurer and Secretary from September 18, 2023 to June 21, 2024 pursuant to an employment agreement entered into on November 28, 2017 by and between Mr. Curelaru and Airobotics, as amended on February 15, 2023 and September 27, 2023 (the “Curelaru Agreement”). Mr. Curelaru continues to serve as Chief Financial Officer of the Company’s subsidiary, Airobotics Ltd. The Curelaru Agreement provides for a continuous term and may be terminated by either party at any time. Pursuant to the Curelaru Agreement, Mr. Curelaru will receive an initial salary of NIS 720,000 (approximately $188,981 USD) per annum and a limit on the education fund of Mr. Curelaru’s gross salary amount, subject to annual review by our Board. Mr. Curelaru is eligible to participate in benefit plans generally available to our employees.

Mr. Curelaru is entitled to severance compensation from the Company if his employment is terminated (i) without cause or (ii) due to “constructive termination” or (iii) due to disability, with these causes of termination being defined in the Curelaru Agreement. The severance compensation would consist of continued payment of the executive base salary and benefits as follows: (i) for a period of six (6) months following Mr. Curelaru’s separation. If Mr. Curelaru is eligible to receive disability payments pursuant to a disability insurance policy paid for by Airobotics, Mr. Curelaru shall assign such benefits to Airobotics for all periods as to which Mr. Curelaru is receiving payment under Curelaru Agreement.

Director Compensation

On January 25, 2021, the Compensation Committee (the “Compensation Committee”) of the Board approved the Director Compensation Policy (the “Policy”). The Policy is applicable to all directors that are not employees or compensated consultants of the Company. Pursuant to the Policy, the cash compensation to non-employee directors will be the following: (i) quarterly board retainer — $2,500; (ii) additional Board Chair retainer — $2,000; (iii) additional Audit Committee Chair retainer — $2,000; (iv) additional Compensation Committee Chair retainer — $2,000; and (v) additional N&CG Committee Chair retainer — $1,000. Also, pursuant to the Policy, the annual equity award to non-employee directors will be restricted stock units representing $60,000. Also, pursuant to the Policy, non-employee directors will be reimbursed for reasonable out-of-pocket business expenses incurred in connection with business related to the Board.
Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Richard M. Cohen	22,000	84,139	—	—	—	—	106,139
Randall P. Seidl	18,000	84,139	—	—	—	—	102,139
Jaspreet Sood	10,000	84,139	—	—	—	—	94,139

____________

(1)      The amounts reflected in this column represent the aggregate grant date fair value of the awards made during each respective year, as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, see Note 10 of the accompanying Consolidated Financial Statements.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2018 Incentive Stock Plan(1)	345,581	$0.59	1,207,078
2021 Incentive Stock Plan(2)	3,572,851	$1.62	6,573,078
Equity compensation plans not approved by security holders	—	—	—

____________

(1)      The 2018 Plan, was approved by stockholders in September 2018. The number of securities to be issued upon exercise of outstanding options, warrants and rights consist of 254,671 shares underlying outstanding options and 90,910 shares underlying outstanding warrants granted pursuant to the 2018 Incentive Stock Plan.

(2)      The 2021 Plan, was approved by stockholders in November 2021. Stockholders of the Company approved an amendment to the 2021 Plan to increase the number of shares of the Company’s Common Stock authorized for issuance under the 2021 Plan from 6,000,000 to 8,000,000 shares on October 31, 2023 and from 8,000,000 to 11,000,000 shares on November 18, 2024. The number of securities to be issued upon exercise of outstanding options, warrants and rights consist of 3,320,434 shares underlying outstanding options and 252,417 shares underlying outstanding restricted stock units granted pursuant to the 2021 Incentive Stock Plan.

PAY VERSUS PERFORMANCE

Pay Versus Performance Disclosure

The following relationship between executive compensation and our Company’s financial performance information is provided in accordance with the requirements of Item 402(v) of Regulation S-K (the “Regulation”). The table below summarizes compensation values as previously reported in our “Executive Compensation-Summary Compensation Table”, as well as the adjusted values required and calculated based on the Regulation for our fiscal years ended December 31, 2024, 2023 and 2022.

Fiscal Year	Summary Compensation Table Total for PEO(1)(3)	Compensation Actually Paid to PEO(4)	Average Summary Compensation Table Total for Non-PEO NEO(2)(3)	Average Compensation Actually Paid to Non-PEO NEO(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss(6)
2024	$219,288	$219,288	$294,893	$485,441	$41.58	$(38,007,757)
2023	$222,318	$222,318	$353,762	$148,748	$16.40	$(44,844,872)
2022	$228,451	$228,451	$570,287	$283,329	$17.04	$(73,241,805)

____________

(1)      During the fiscal years 2024, 2023 and 2022, the principal executive officer (the “PEO”) was Eric Brock.

(2)      During the fiscal year 2024, the Non-PEO Named Executive Officers (“Non-PEO NEO”) was Neil Laird and Yishay Curelaru. Mr. Laird was appointed as an executive officer of the Company on June 21, 2024. During the fiscal year 2023, the Non-PEO NEO was Yishay Curelaru, Derek Reisfield and Reese Mozer. Mr. Curelaru was appointed as an executive officer of the Company on September 19, 2023. Mr. Mozer was appointed as an executive officer of the Company on February 14, 2023. During the fiscal year 2022, the Non-PEO NEO was Derek Reisfield. Mr. Reisfield was appointed as an executive officer of the Company on December 10, 2021.

(3)      The Summary Compensation Table Total Table (the “SCT”) represents the total compensation for each corresponding year in the “Total” column of the Executive Compensation — Summary Compensation Table for the PEO and the Non-PEO NEO, as applicable.

(4)      Compensation Actually Paid (the “CAP”) represents the amount calculated pursuant to the Regulation required adjustments to the reported SCT. For further details see the CAP table below.

(5)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of a hypothetical investment of $100 in our common stock on December 31, 2020. TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the fiscal year, by our company’s share price at the beginning of the measurement period.

(6)      Represents the net loss reflected in our consolidated audited financial statements for the applicable year.

The following table represents the CAP calculation for the PEO and the NON-PEO NEO pursuant to the Regulation for the years ended December 31, 2024, 2023 and 2022.
Named Executive Officer	Fiscal Year	Summary Compensation Table Total	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid
PEO	2024	$219,288	$—	$—	$219,288
	2023	$222,318	$—	$—	$222,318
	2022	$228,451	$—	$—	$228,451
NON-PEO NEO	2024	$294,893	$(36,939)	$227,487	$485,441
	2023	$353,762	$(137,220)	$(67,794)	$148,748
	2022	$570,287	$(332,800)	$45,842	$283,329

____________

(a)      The Reported Value of Equity Awards represents the average of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)      The Equity Award Adjustments for each applicable year include the average addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the three fiscal year period from 2022 through 2024.

CAP vs TSR
Compensation Actually Paid
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Total Shareholder Return
Value of Initial Fixed $100 Investment
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Value of Initial Fixed $100 Investment Based On Total Shareholder Return

Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Loss over the three fiscal year period from 2022 through 2024.

EXECUTIVE OFFICERS

Name	Age	Position
Eric A. Brock	54	Chief Executive Officer, President and Chairman
Neil Laird	72	Interim Chief Financial Officer, Treasurer and Secretary

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing who do not serve as directors. Mr. Brock’s biography appears earlier in this proxy statement. See “Directors.”

Mr. Laird has served as our Interim Chief Financial Officer, Treasurer and Secretary since June 21, 2024. Mr. Laird also serves as Interim Chief Financial Officer, Treasurer and Secretary of Ondas Networks Inc. since June 25, 2024 and Treasurer of American Robotics, Inc. since September 24, 2024. Mr. Laird is an experienced financial executive who works with companies to provide accounting and finance related services. From September 2021 to July 2024, Mr. Laird served as fractional chief financial officer of NovAccess Global Inc. (“NovAccess”), a publicly traded company. Since May 2021, Mr. Laird has been an employee of AM Consulting. Since 2017, Mr. Laird has worked with several technology and other companies as a consultant. From June 2011 until November 2016, Mr. Laird served as the chief financial officer of Mobileum Inc., a private company providing roaming and other solutions to the telecommunications industry. Prior to that, Mr. Laird was chief financial officer of SumTotal Systems, Inc., a provider of enterprise learning management systems, and before that, chief financial officer of ADAC Laboratories, a provider of nuclear medicine and PET systems. Both SumTotal Systems and ADAC Laboratories were publicly traded companies. Mr. Laird has an MA from the University of Cambridge and is qualified as a UK chartered accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 10, 2025, the following table sets forth certain information with respect to the beneficial ownership of Ondas Common Stock by (i) each stockholder known by Ondas to be the beneficial owner of more than five percent (5%) of Ondas Common Stock, (ii) by each of Ondas’ current executive officers, named executive officers, and directors as identified herein, and (iii) all of Ondas’ directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock, options, restricted stock units, and Common Stock purchase warrants (“Warrants”) that are currently exercisable or convertible into shares of our Common Stock within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for all officers and directors listed below is One Marina Park Drive, Suite 1410, Boston, Massachusetts 02210.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers
Eric A. Brock (Chairman of the Board, Chief Executive Officer and President)(2)	1,936,255	1.5%
Neil Laird (Interim Chief Financial Officer, Treas. and Sec.)(3)	39,510	*
Richard M. Cohen (Director)(4)	220,422	*
Joseph Popolo (Director)(5)	7,699,531	5.9%
Randall P. Seidl (Director)(6)	196,513	*
Jaspreet Sood (Director)(7)	170,330	*
Ron Stern (Director)(8)	239,757	*
All Executive Officers & Directors as a Group (7 persons)(9)	10,502,318	8.0%
5% or Greater Stockholders
Armistice Capital, LLC(10)	15,416,668	11.1%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Applicable percentage of ownership is based on 127,724,799 shares of Common Stock outstanding as of April 10, 2025, as adjusted for each stockholder.

(2)      Mr. Brock exercises sole voting and dispositive power over 1,936,255 shares of Common Stock.

(3)      Mr. Laird exercises sole voting and dispositive power over 5,419 shares of Common Stock and 34,091 shares of Common Stock issuable upon exercise of a warrant.

(4)      Mr. Cohen exercises sole voting and dispositive power over 169,387 shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of an option and 21,035 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(5)      Mr. Popolo exercises sole voting and dispositive power over 1,384,245 shares of Common Stock and shared voting and dispositive power over 3,283,244 shares of Common Stock and 3,032,042 shares of Common Stock issuable upon exercise of a warrant.

(6)      Mr. Seidl exercises sole voting and dispositive power over 175,478 shares of Common Stock and 21,035 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(7)      Ms. Sood exercises sole voting and dispositive power over 149,295 shares of Common Stock and 21,035 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(8)      Mr. Stern exercises sole voting and dispositive power over 239,757 shares of common stock issuable upon the exercise of an option.

(9)      Includes 269,757 shares of common stock issuable upon exercise of options, 3,066,133 shares of common stock issuable upon the exercise of warrants, and 63,105 shares of common stock underlying RSUs that have vested and are pending delivery.

(10)    Based on the Schedule 13G filed on November 14, 2024, the address for Armistice Capital, LLC (“Armistice”) is 510 Madison Avenue, 7th Floor New York, New York 10022. Steven Boyd is the managing member of Armistice exercises sole voting and dispositive power over the 4,750,000 shares of common stock and 10,666,668 shares of common stock issuable upon exercise of warrants.

PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the Audit Committee’s selection of Rosenberg Rich Baker Berman, P.A. (“RRBB”) as our independent certified public accountants for the year ending December 31, 2025. If the stockholders do not ratify the appointment of RRBB, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.

On June 28, 2018, the Audit Committee of the Board of the Company engaged RRBB as the Company’s independent registered public accounting firm.

RRBB audited the Company’s financial statements as of and for the years ended December 31, 2023 and December 31, 2024. RRBB’s reports on the Company’s financial statements as of and for the years ended December 31, 2023 and December 31, 2024 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.

Representatives of RRBB are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Aggregate fees billed to the Company for the years ended December 31, 2024 and 2023 by RRBB were as follows:

	For the years ended December 31,
	2024	2023
Audit Fees	$315,000	$252,500
Audit-Related Fees	—	—
Tax Fees	30,925	38,877
All Other Fees	48,755	39,000
	$394,680	$330,377

Audit fees consist of fees associated with the annual audit, including the reviews of our quarterly reports. Tax fees include the preparation of our tax returns. All other fees consist of fees associated with services provided related to all other filings with the SEC as well as consents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

On September 28, 2018, the Audit Committee of our Board adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services and other services. All services provided by RRBB during the years ended December 31, 2024 and 2023 were approved by the Audit Committee.

Vote Required and Board Recommendation

The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Ratification Proposal.

PROPOSAL 3: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Ondas Holdings Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Ondas Holdings Inc.’s Proxy Statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of Ondas Holdings Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay Proposal.

PROPOSAL 4: CHARTER AMENDMENT PROPOSAL

Background of the Proposal

We are asking our stockholders to approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Charter”) to increase our authorized number of shares of Common Stock from 300,000,000 shares to 400,000,000 shares (the “Share Increase”).

On April 10, 2025, the Board adopted resolutions unanimously approving, subject to stockholder approval, the proposed amendment to our Charter in the form of Annex A hereto (the “Charter Amendment”). At that time, the Board determined the proposed amendment and the Share Increase to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment and the Share Increase for approval by our stockholders. The additional 100,000,000 shares of Common Stock will be part of the existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

Purpose

Our Board believes that the authorized number of shares of Common Stock should be increased as a matter of good corporate governance to provide sufficient shares for such corporate purposes as may reasonably be determined by the Board to be necessary and in the best interest of the Company and our stockholders. These purposes may include, but are not limited to:

•        our equity incentive plans;

•        raising capital through the future sale of our Common Stock or other securities convertible or exercisable for shares of our Common Stock when necessary or appropriate;

•        expanding our business through the acquisition of other businesses, products, or assets;

•        establishing partnerships, collaborations, and/or other strategic relationships with other companies; and

•        other corporate purposes that have not yet been identified.

Our Board believes that these additional shares would provide us with needed flexibility to issue shares in the future without potential expense or delay incident to obtaining stockholder approval for a particular issuance, unless applicable law, rule or regulation requires stockholder approval for such issuance. Other than in connection with shares of Common Stock issuable upon conversion of the Company’s convertible notes or issuable to satisfy monthly installment payments, including interest, due on the Notes, we currently do not have any specific plans, arrangements, undertakings or agreements for the proposed increase of authorized shares in connection with any of the foregoing prospective activities. Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval from our stockholders, unless applicable law, rule or regulation requires stockholder approval for such issuance. Stockholder approval of the Share Increase is required under Nevada law.

Proposed Changes to the Charter

The proposed Share Increase will increase the number of shares of Common Stock authorized for issuance from 300,000,000 shares to 400,000,000 shares. The Company is currently authorized to issue 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (“preferred stock”), of which 5,000,000 shares are designated as Series A Convertible Preferred Stock and 5,000,000 shares are non-designated shares (none of which are currently issued and outstanding). The Share Increase will not change any substantive terms of the Common Stock or preferred stock or any powers or rights of their respective holders. The Common Stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “ONDS”.

If this Proposal 4 is approved, we intend to amend our Charter in connection with implementing the proposal. A copy of the Charter Amendment is attached to this proxy statement as Annex A. Stockholders are encouraged to read the Charter Amendment in its entirety.

Potential Effects of the Proposed Charter Amendment

The additional shares of Common Stock would have rights identical to our Common Stock currently outstanding. Approval of the Share Increase and any issuance of Common Stock would not affect the rights of the holders of our Common Stock currently outstanding, except to the extent that future issuances of Common Stock would reduce each existing stockholder’s proportionate ownership. If the proposed Share Increase is approved and the Board decides to issue such shares of Common Stock, such issuance of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital.

Our Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control.

As of the Record Date, 127,724,799 shares of our Common Stock were issued and outstanding, 128,556,430 shares of our Common Stock were subject to outstanding stock options, warrants, restricted stock awards, or other convertible securities, and 1,117,078 and 126,820 shares of our Common Stock were reserved for issuance under the 2018 Plan and the 2021 Plan, respectively, thereby leaving 42,474,873 shares of Common Stock unassigned and authorized for potential issuance of the current 300,000,000 shares of Common Stock authorized. If approved, the Share Increase will not change the number of shares of preferred stock authorized for issuance.

Vote Required and Board Recommendation

The vote required for the Charter Amendment Proposal is a majority in voting power of the issued and outstanding Common Stock as of the Record Date. The Board recommends a vote “FOR” the Charter Amendment Proposal.

PROPOSAL 5: INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the 2021 Plan to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan from 11,000,000 shares of Common Stock to 26,000,000 shares of Common Stock (the “Plan Increase Amendment”). The Plan Increase Amendment would become effective on May 12, 2025, if approved by stockholders at the Annual Meeting. As of April 10, 2025, there are (i) 8,290,386 shares of Common Stock underlying outstanding stock options granted pursuant to the 2021 Plan, (ii) 1,456,101 shares of Common Stock underlying outstanding RSUs granted pursuant to the 2021 Plan, and (iii) 126,820 shares of Common Stock available for future grants of equity awards pursuant to the 2021 Plan. Approval of this proposal will result in an additional 15,000,000 shares of Common Stock available for issuance under the 2021 Plan. The principal purpose of the 2021 Plan is to enable the Company to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the stockholders of the Company.

The 2021 Plan became effective on November 5, 2021 and was amended. Under the original 2021 Plan, 6,000,000 shares of Common Stock were initially reserved for issuance pursuant to a variety of equity-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and other equity-based awards. Our compensation philosophy reﬂects our belief that equity compensation is a critical means of aligning the interests of employees with those of stockholders. We are requesting this increase of authorized shares of Common Stock to support anticipated grant activity for at least two years. This section summarizes certain principal features of the 2021 Plan for the Plan Increase Amendment. The summary is qualified in its entirety by reference to (i) the Plan Increase Amendment, which is included as Annex B of this proxy statement, and (ii) the complete text of the 2021 Plan, which is included as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 12, 2025, and incorporated herein by reference. Also, a summary of the principal features of 2021 Plan was included in our definitive proxy statement filed with the SEC on October 7, 2021.

Pursuant to Nasdaq rules, the Company and other Nasdaq listed companies are generally not permitted to grant shares of common stock as compensation except pursuant to a plan approved by stockholders. The Board unanimously recommends a vote FOR the amendment to increase authorized shares under the 2021 Plan because the amendment will allow the Company to achieve important business objectives in ways that are consistent with stockholder interests.

New Stock Incentive Plan Benefits

No Awards have been made with respect to the Plan Increase Amendment and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The vote required for the Incentive Plan Amendment Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Incentive Plan Amendment Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with management.

2.      The Audit Committee has discussed with Rosenberg Rich Baker Berman, P.A. (“RRBB”) the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).

3.      The Audit Committee has received the written disclosures and the letter from RRBB required by applicable requirements of the PCAOB regarding RRBB’s communications with the Audit Committee concerning independence and has discussed RRBB’s independence with a representative of RRBB.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board and the Board approved that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

The foregoing has been furnished by the Audit Committee:

Richard M. Cohen, Chair
Randall P. Seidl
Jaspreet Sood

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its written charter, the Audit Committee of our Board is responsible for reviewing and approving any transaction between our company and a related person (as defined in Item 404 of Regulation S-K). Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Related Party Transactions

We have been a party to the following transactions since January 1, 2023, in which the amount exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of the foregoing, had or will have a material interest.

July 2023 Offering

On July 21, 2023, Ondas Networks completed the first tranche of a private placement with Stage 1 Growth Fund LLC (Series WAVE, Class A) (the “SPV”), with respect to the sale of (i) 329,238 shares of Networks Preferred Stock, at a purchase price of $34.955 per share, convertible into shares of Networks Common Stock and (ii) warrants to purchase 7,825,792 shares of the Company Common Stock, at an exercise price of $0.89 per share for gross proceeds to Ondas Networks of $11,508,517 (the “2023 Private Placement”).

On August 14, 2023, Ondas Networks completed the second tranche of the 2023 Private Placement with SPV, with respect to the sale of an additional (i) 99,885 shares of Networks Preferred Stock, at a purchase price of $34.955 per share, convertible into shares of Networks Common Stock and (ii) warrants to purchase 2,374,208 shares of the Company Common Stock, at an exercise price of $0.89 per share for gross proceeds to Ondas Networks of an additional $3,491,483. Charles & Potomac Capital, LLC (“C&P”) is the proxy for the members of the SPV, and the manager of the SPV must act in accordance with C&P’s direction with respect to exercise and voting of the issuer’s securities and derivative securities held by the SPV. Joseph Popolo, a director of the Company, is the sole control person of C&P.

February 2024 Offerings

On February 26, 2024, Ondas Networks completed a private placement with certain purchasers with respect to the sale of (i) 108,925 shares of preferred stock of Networks Preferred Stock, at a purchase price of $41.3104 per share convertible into shares of Networks Common Stock and (ii) warrants to purchase 3,015,000 shares of the Company’s Common Stock, at an exercise price of $1.26 per share for gross proceeds to Ondas Networks of $4,500,000 (the “2024 Private Placement”). In connection with the 2024 Private Placement, C&P paid $250,000 for 6,051 shares of Networks Preferred Stock and warrants to purchase 167,5000 shares of the Company’s Common Stock. Joseph Popolo, a director of the Company, is the sole control person of C&P.

Also on February 26, 2024, we completed a direct registered offering with certain purchasers with respect to the sale of (i) an aggregate of 3,616,071 shares the Company’s Common Stock and (ii) warrants to purchase an aggregate of 3,616,071 shares of OAH’s common stock $0.0001 par value per share, at an exercise price of $1.29 for gross proceeds of $4,050,000 (the “2024 Direct Registered Offering”). In connection with the 2024 Direct Registered Offering, C&P paid $2,000,000 for 1,785,714 shares of the Company’s Common Stock and warrants to purchase 1,785,714 shares of OAH common stock. Joseph Popolo, a director of the Company, is the sole control person of C&P.

Networks July 2024 Convertible Notes

On July 8, 2024 and July 23, 2024, C&P elected to purchase Convertible Notes in the aggregate original principal amount of $700,000 and $800,000, respectively, (the “Networks July 2024 Convertible Notes”). The Networks July 2024 Convertible Notes are convertible into shares of Networks Common Stock or Networks Preferred Stock under certain conditions. The Company currently intends to use the net proceeds for general corporate purposes, which includes funding capital expenditures and working capital. The Networks July 2024 Convertible Notes bear interest at the rate of 6% per annum and have a maturity date of July 8, 2025 and July 23, 2025, respectively. In the event Ondas Networks consummates the next round of equity financing prior to the maturity date, the principal balance and unpaid accrued interest on the Networks July 2024 Convertible Notes will be convertible at the option of C&P into conversion shares upon closing of the next round of equity financing. Joseph Popolo, a director of the Company, is the sole control person of C&P. As of April 10, 2025, there was $1,566,329 outstanding under the Networks July 2024 Convertible Notes, including $66,329 of interest outstanding, and no principal or interest has been paid since the Networks July 2024 Convertible Notes were issued.

Ondas Networks Secured Notes

On September 3, 2024, Ondas Networks entered into that certain Security Note Agreement (the “Networks Security Agreement”), by and among Ondas Networks, as borrower, and C&P as lender, pursuant to which, Ondas Networks may draw, and C&P shall loan Networks, up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Secured Loan”). Pursuant to the Networks Security Agreement, Ondas Networks issued C&P a secured note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000), which amount may be increased or decreased by the mutual written agreement of the parties thereto (the “Secured Note”). The Secured Note (i) bears interest at a rate of 8% per annum, (ii) has a maturity date of February 28, 2025, and (iii) is secured by all assets of Ondas Networks. Pursuant to the Networks Security Agreement, Ondas Networks issued C&P warrants to purchase shares of Networks Preferred Stock. Joseph Popolo, a director of the Company, is the sole control person of C&P. On February 28, 2025, Ondas Networks and C&P entered into that certain Letter Agreement, pursuant to which the maturity date of the Secured Note was amended from February 28, 2025 to July 23, 2025. As of April 10, 2025, there was $69,655 outstanding under the Secured Loan, including $1,569,655 of interest outstanding, and no principal or interest has been paid since the Secured Loan was issued.

Ondas Autonomous Systems Convertible Notes

On October 10, 2024, OAS entered into that certain Securities Purchase Agreement (the “OAS Agreement”), for an aggregate investment of $3.5 million in OAS (the “Offering”). The OAS Agreement was entered into by and among OAS and a private investor group, including (i) Privet Ventures LLC, an entity affiliated with Eric Brock, Chairman and Chief Executive Officer of the Company and OAS, and (ii) Charles & Potomac Capital, LLC, an entity affiliated with Joseph Popolo, a Board Member of the Company, for the sale of convertible promissory notes in the aggregate amount of $3.5 million (the “OAS Notes”). The OAS Notes will (i) bear an interest rate of 5% per annum, (ii) have a maturity date of September 30, 2025, and (iii) be convertible into securities of OAS under certain conditions. As of April 10, 2025, there was $3,582,740 outstanding under the OAS Notes, including $82,740 of interest outstanding, and no principal or interest has been paid since the OAS Notes was issued.

Networks November 2024 Convertible Notes

On November 13, 2024, Ondas Networks entered into a Securities Purchase Agreement (the “November Networks SPA”), for an aggregate investment of approximately $2,070,000 in Ondas Networks. The November Networks SPA was entered into by and among Ondas Networks and a private investor group, including C&P (the “Networks Lead Investor”), for the sale of secured convertible promissory notes in the aggregate amount of $2,070,000 million (the “Networks November 2024 Convertible Notes”). The Networks November 2024 Convertible Notes will (i) bear an interest rate of 10% per annum, (ii) have a maturity date of September 30, 2025, (iii) be secured by all assets of Networks, provided however such secured obligation shall be subordinate to the Secured Loan, and (iv) at the option of C&P be convertible into equity securities of Networks upon the closing (a) a Corporate Transaction (as defined in the Networks November 2024 Convertible Notes) or (b) a subsequent offering of securities of Ondas Networks. Pursuant to the November Networks SPA, Ondas Networks issued the private investor group warrants to purchase 50,082 shares of senior preferred stock, $0.00001 par value per share, at an exercise price of $20.65 per share and exercisable commencing on November 13, 2024 through November 13, 2029. As of April 10, 2025, there was $2,153,478 outstanding under the Networks November 2024 Convertible Notes, including $84,461 of interest outstanding, and no principal or interest has been paid since the Networks November 2024 Convertible Notes were issued.

Networks January 2025 Convertible Notes

On January 15, 2025, Networks entered into a Securities Purchase Agreement (the “January Networks SPA”), for an aggregate investment of approximately $2,931,000 in Networks. The January Networks SPA was entered into by and among Networks, the Company, and a private investor group, for the sale of convertible promissory notes in the aggregate amount of approximately $2,931,000 (the “Networks January 2025 Convertible Notes”), of which $2,000,000 is from the Company. The Networks January 2025 Convertible Notes will (i) bear an interest rate of 10% per annum, (ii) have a maturity date of September 30, 2025, (iii) be secured by all assets of Networks, provided however such secured obligation shall be subordinate to the Secured Loan, and (iv) at the option of C&P be convertible into equity securities of Networks upon the closing (a) a Corporate Transaction (as defined in the Note) or (b) a subsequent offering of securities of Networks. Pursuant to the January Networks SPA, Networks issued the Company and the private investor group warrants to purchase 70,947 shares of senior preferred stock, $0.00001 par value per share, at an exercise price of $20.65 per share and exercisable commencing on January 15, 2025 through January 15, 2030. As of April 10, 2025, there was $3,000,042 outstanding under the Networks January 2025 Convertible Notes, including $69,059 of interest outstanding, and no principal or interest has been paid since the Networks January 2025 Convertible Notes were issued.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Ondas’ directors, executive officers and persons who beneficially own 10% or more of Ondas’ common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To Ondas’ knowledge, based solely on a review of the copies of such reports furnished to Ondas and written representations that no other reports were required, during the year ended December 31, 2024, all such filing requirements applicable to Ondas’ directors, executive officers and greater than 10% beneficial owners were complied with except for Mr. Curelaru, who filed one late report for one transaction.

Copies of Form 10-K

A copy of our Form 10-K for the year ended December 31, 2024, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2024 may be obtained without charge by writing to Investor Relations, Ondas Holdings Inc., One Marina Park Drive, Suite 1410, Boston, Massachusetts 02210. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

ANNEX A

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT -USE DARK INK ONLY - DO NOT HIGHLIGHT 1.Entity information: Name of entity as on file with the Nevada Secretary of State: Entity or Nevada Business Identification Number (NVID): Ondas Holdings Inc. NV20141779297 2.Restated or Amended and Restated Articles:(Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and Restated Articles Restated or Amended and Restated Articles must be included with this filing type. Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. 3.Type of Amendment Filing Being Completed:(Select only one box) (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Or No action by stockholders is required, name change only. Officer’s Statement (foreign qualified entities only) -Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) *Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees.

Annex A-1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) 4.Effective Date and Time: (Optional) Time: Date: (must not be later than 90 days after the certificate is filed) 5.Information Being Changed: (Domestic The corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) 4.1 Authorized Shares (attach additional page(s) if necessary) 6.Signature:(Required X Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) The Articles of Incorporate of the corporation are hereby amended by deleting Section 4.1 of Article IV, and inserting in lieu of said Section 4.1 of Artcile IV the following new Section 4.1 under Article IV: “4.1 Authorized Shares. The corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 400,000,000 shares, with a par value of $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 10,000,000 shares, with a par value of $0.0001 per share.” This form must be accompanied by appropriate fees.

Annex A-2

ANNEX B

AMENDMENT TO THE
ONDAS HOLDINGS INC.
2021 INCENTIVE STOCK PLAN

WHEREAS, Ondas Holdings Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the Ondas Holdings Inc. 2021 Incentive Stock Plan (the “Plan”); and

WHEREAS, Section 16(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 16(l) of the Plan, the following amendment to the Plan is hereby adopted:

1.           The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be twenty-six million (26,000,000) shares.”

2.           Section 5(b) of the Plan shall be amended and restated to read as follows:

“(b) Limitations on Incentive Stock Options. With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of twenty-six million (26,000,000) such shares may be subject to grants of Incentive Stock Options.”

3.           Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

Annex B-1

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2025, on behalf of the Company.

ONDAS HOLDINGS INC.
By:
Name:
Title:

Annex B-2

Ondas Holdings Inc. Annual Meeting of Stockholders May 12, 2025 at 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Eric Brock and Neil Laird each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of Ondas Holdings Inc. (“Ondas Holdings”) common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at One Marina Park Drive, Suite 1410, Boston, MA, 02210 on May 12, 2025 at 10:00 a.m. Eastern Time. The undersigned hereby revokes any proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated, and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report is available at: https://web.viewproxy.com/OndasHoldings/2025

PLEASE MARK YOUR VOTES LIKE THIS X THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR: 1. ELECTION OF DIRECTORS NOMINEES: 01 ERIC A. BROCK FOR WITHHOLD 02 RICHARD M. COHEN FOR WITHHOLD 03 JOSEPH POPOLO FOR WITHHOLD 04 RANDALL P. SEIDL FOR WITHHOLD 05 JASPREET SOOD 06 RON STERN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: 2. TO RATIFY THE SELECTION OF ROSENBERG RICH BAKER BERMAN P.A. AS ONDAS HOLDINGS INC.’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025 FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: 3. TO APPROVE, ON AN ADVISORY BASIS, ONDAS HOLDINGS INC.’S EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: 4. TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 400,000,000. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: 5. TO APPROVE AN AMENDMENT TO THE 2021 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2021 PLAN. FOR AGAINST ABSTAIN NOTE: TO TRANSACT ANY OTHER BUSINESS THAT IS PROPERLY PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING. PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING O DATE SIGNATURE SIGNATURE DO NOT PRINT IN THIS AREA (SHAREHOLDER NAME & ADDRESS DATA) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED CONTROL NUMBER PROXY VOTING INSTRUCTIONS PLEASE HAVE YOUR 11-DIGIT CONTROL NUMBER READY WHEN VOTING BY INTERNET OR TELEPHONE INTERNET VOTE YOUR PROXY ON THE INTERNET: GO TO WWW.FCRVOTE.COM/ONDS HAVE YOUR PROXY CARD AVAILABLE WHEN YOU ACCESS THE ABOVE WEBSITE. FOLLOW THE PROMPTS TO VOTE YOUR SHARES. TELEPHONE VOTE YOUR PROXY BY PHONE: CALL 1 (866) 402-3905 USE ANY TOUCH-TONE TELEPHONE TO VOTE YOUR PROXY. HAVE YOUR PROXY CARD AVAILABLE WHEN YOU CALL. FOLLOW THE VOTING INSTRUCTIONS TO VOTE YOUR SHARES. MAIL VOTE YOUR SHARES BY MAIL: MARK, SIGN, AND DATE YOUR PROXY CARD, THEN DETACH IT, AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.